                                                                    EXHIBIT 99.4



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                         INDEPENDENT ACCOUNTANTS REPORTS
                       ON SERVICER'S SERVICING ACTIVITIES




                                                                                DATE OF
                        SERVICER                                              CERTIFICATE
----------------------------------------------------------------          --------------------
American City Mortgage Corporation                                                      N/A
Atlantic Mortgage and Investment Corporation                              February 20, 1998
BB&T Financial Corporation (BB&T Mortgage)                                 January 14, 1998
Capstead Mortgage Corporation                                              January 21, 1998
Charter Mortgage & Investments, Inc. (First Commercial)                    January 17, 1997
Chase Manhattan Mortgage Corporation                                         March 26, 1998
Citfed Mortgage Corporation of America                                         May 22, 1998
Colonial Savings, F.A.                                                    November 25, 1998
Companion Servicing Company, L.L.C.                                       February 13, 1998
Crestar Mortgage Corporation                                               January 14, 1998
CU Mortgage Corporation                                                     August 11, 1998
First Federal Savings Bank of America                                                   N/A
First Nationwide Mortgage Corporation                                     February 23, 1997
First Union Mortgage Corporation                                             March 13, 1998
GE Capital Mortgage Services, Inc.                                        February 17, 1998
GMAC Mortgage Corporation                                                    March 25, 1998
LaSalle Home Mortgage Corporation                                          January 21, 1998
M&T Mortgage Corporation                                                     March 20, 1998
Matrix Financial Services Corporation                                         March 6, 1998
Mellon Mortgage Company                                                      March 23, 1998
Mercantile Bank N.A.                                                      February 20, 1998
Mitchell Mortgage Corporation                                                 June 24, 1998
ML Bancorp, Inc.                                                            August 22, 1997
NationsBanc Mortgage Corporation                                             March 12, 1998
Navy Federal Credit Union                                                  February 1, 1997
Old Kent Mortgage Services, Inc.                                           January 14, 1998
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                 January 30, 1998
Standard Mortgage Corporation                                                   May 8, 1998
Town & Country Mortgage Co.                                               February 20, 1998
Universal American Mortgage Company                                        January 20, 1998
Western Financial Savings Bank, F.S.B.                                     February 9, 1998
York Financial Corp.                                                          July 15, 1998